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                                                                    Exhibit 5.01

Shipman & Goodwin LLP                   One American Row
 Counselors at Law                      Hartford,  CT  06103
                                        TEL: (203) 251-5000


                                 July 1, 1999


Board of Directors
ATMI, Inc.
7 Commerce Drive
Danbury, Connecticut  06810

     Re:  Registration Statement on Form S-3
          ----------------------------------

Ladies and Gentlemen:

     We have served as counsel for ATMI, Inc., a Delaware corporation (the "Company"), in connection with the proposed sale by certain stockholders of a maximum of 3,811,405 shares of Common Stock of the Company (the "Shares") pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Registration Statement").

     As counsel to the Company, we have examined the Registration Statement, including the Prospectus contained therein, and such other documents as we have deemed necessary or appropriate in order to express the opinion set forth below. In connection with our opinion hereinafter given, we have examined and relied upon originals, or copies, certified or otherwise, identified to our satisfaction, of such agreements, documents, certificates and other statements of government officials, corporate officers and representatives and other documents as we have deemed relevant and necessary as a basis for such opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and legally issued and are fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.


                              Very truly yours,


                              /s/ SHIPMAN & GOODWIN LLP